UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55617

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Rd, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust II, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated February 1, 2017, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of five Greater Toronto Area storage facilities (the “Toronto Portfolio”) from a subsidiary of the Registrant’s sponsor in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Independent Auditor’s Report

The Board of Directors and Stockholders

Strategic Storage Trust II, Inc.

We have audited the accompanying combined statements of revenue and certain operating expenses (the “combined financial statements”) of the self storage properties located in Toronto, Canada (the “Toronto Portfolio”) for the period from October 1, 2015 through December 31, 2015 and for the year ended December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management of the sellers of the Toronto Portfolio is responsible for the preparation and fair presentation of these combined financial statements in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the combined financial statements of the Toronto Portfolio for the period from October 1, 2015 through December 31, 2015 and for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A) as described in Note 1 and is not intended to be a complete presentation of the Toronto Portfolio’s revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California

April 18, 2017

Toronto Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Period from October 1, 2015 through December 31, 2015 and

Year Ended December 31, 2016

	Period from October 1, 2015 through December 31, 2015	Year ended December 31, 2016

Revenue
Rental revenue	$1,055,561	$5,026,149
Other operating income	41,342	249,259

Total revenue	1,096,903	5,275,408

Certain operating expenses
Property operating expenses	158,293	906,108
Salaries and related expenses	96,567	376,536
Marketing expense	84,236	202,107
Property insurance	9,867	35,596
Real estate taxes	132,304	546,782

Total certain operating expenses	481,267	2,067,129

Revenue in excess of certain operating expenses	$615,636	$3,208,279

See Notes to Combined Statements of Revenue and Certain Operating Expenses.

Toronto Portfolio

Notes to Combined Statements of Revenue and Certain Operating Expenses

Period from October 1, 2015 through December 31, 2015 and

Year Ended December 31, 2016

Note 1 - Organization and basis of presentation

On February 1, 2017, Strategic Storage Trust II, Inc. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Toronto Merger”) pursuant to which SST II Toronto Acquisition, LLC (“Toronto Merger Sub”), a wholly owned and newly formed subsidiary of the Company’s Operating Partnership, merged with and into Strategic Storage Toronto Properties REIT, Inc. (“SS Toronto”), with SS Toronto surviving the Toronto Merger and becoming a wholly owned subsidiary of the Company’s Operating Partnership. In connection with the Toronto Merger, the Company acquired five self storage properties in the Greater Toronto Areas of North York, Mississauga, Brampton, Pickering and Scarborough.

At the effective time of the Toronto Merger (the “Toronto Merger Effective Time”), each share of common stock, $0.001 par value per share, of SS Toronto issued and outstanding immediately prior to the Toronto Merger Effective Time was automatically converted into the right to receive $11.0651 USD in cash and 0.7311 Class A Units of the Company’s Operating Partnership (the “Toronto Merger Consideration”). The Company paid an aggregate of approximately $7.3 million USD in cash consideration and issued an aggregate of approximately 483,197 Class A Units of the Company’s Operating Partnership (the “Equity Consideration”) to the common stockholders of SS Toronto, consisting of Strategic 1031, LLC, a subsidiary of SmartStop Asset Management, LLC (the “Seller”), the Company’s sponsor, and SS Toronto REIT Advisors, Inc., an affiliate of the Company’s sponsor.

The combined financial statements include the revenue and certain operating expenses of the self storage properties located in the Greater Toronto Areas of North York, Mississauga, Brampton and Pickering. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the Scarborough property had a leasing history of less than three months and therefore was not included in the audit of the combined financial statements for the period from October 1, 2015 through December 31, 2015 and for the year ended December 31, 2016. Further, the Seller acquired the Toronto Portfolio from an unaffiliated party on October 1, 2015, and therefore an audited statement of revenues and certain operating expenses is being presented for the period from October 1, 2015 through December 31, 2015 and for the year ended December 31, 2016 instead of the three most recent years.

The accompanying combined financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. The combined financial statements are not representative of the actual operations of the Toronto Portfolio for the period presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Toronto Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Toronto Portfolio. Therefore, the combined financial statements may not be comparable to a combined statement of operations for the Toronto Portfolio after its acquisition by the Company. Except as noted above, management of the seller of the Toronto Portfolio is not aware of any material factors relating to the Toronto Portfolio for the period from October 1, 2015 through December 31, 2015 and the year ended December 31, 2016 that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Toronto Portfolio

Notes to Combined Statements of Revenue and Certain Operating Expenses

Period from October 1, 2015 through December 31, 2015 and

Year Ended December 31, 2016

Property operations

Certain operating expenses represent the direct expenses of operating the Toronto Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Toronto Portfolio.

Use of estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the Toronto Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and contingencies

The Toronto Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Toronto Portfolio, any liability resulting from such litigation would not be material in relation to the Toronto Portfolio’s statements of revenue and certain operating expenses.

Note 4 - Subsequent events

The Company has evaluated subsequent events through April 18, 2017, the date the combined financial statements were available to be issued.

STRATEGIC STORAGE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2016 has been prepared to give effect to the acquisition of the Toronto Portfolio as if it were completed on December 31, 2016 by the Company.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016, gives effect to the acquisition of the following properties (collectively, the “Pro Forma Properties”) as if they were completed on January 1, 2016 by Strategic Storage Trust II, Inc. (the “Company,” “we,” “us,” “our”):

•	Boynton Beach Property (one property acquired on January 7, 2016);

•	Lancaster II Property (one property acquired on January 11, 2016);

•	Toronto Three Portfolio (three properties acquired on February 11, 2016);

•	Appleby Portfolio (two properties acquired on February 29, 2016);

•	Seven Property Portfolio (seven properties acquired on April 20, 2016);

•	Port St. Lucie Property (one property acquired on April 29, 2016);

•	Sacramento Property (one property acquired on May 9, 2016);

•	Oakland and Concord Properties (two properties acquired on May 18, 2016);

•	Florida and Maryland Property Portfolio (11 properties acquired on June 1, 2016);

•	Sonoma Property (one property acquired on June 14, 2016);

•	Las Vegas I Property (one property acquired on July 28, 2016);

•	Las Vegas II Property (one property acquired on September 23, 2016);

•	Las Vegas III Property (one property acquired on September 27, 2016);

•	11 Property Portfolio (11 properties acquired on December 30, 2016); and

•	Toronto Portfolio (five properties acquired on February 1, 2017)

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated statements of operations of the Company and the historical combined statements of operations of the acquisitions noted above.

The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2016 and the Consolidated Statement of Operations for the year ended December 31, 2016 sets forth the Company’s historical consolidated statements of operations which are derived from the Company’s unaudited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016.

The information included in the “Toronto Portfolio” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 sets forth the acquisition’s historical statement of operations from January 1, 2016 through December 31, 2016 as included in the accompanying Rule 3-14 Combined Statements of Revenue and Certain Operating Expenses.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The combined financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. These Unaudited Pro Forma Financial Statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Financial Statements set forth below should be read in conjunction with the consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2016

	Strategic Storage Trust II, Inc. Historical Note (1)	Toronto Portfolio Acquisition Note (3)		Strategic Storage Trust II, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$249,051,278	$19,900,000	a	$268,951,278
Buildings	439,426,157	58,500,000	a	497,926,157
Site improvements	38,978,298	2,100,000	a	41,078,298

	727,455,733	80,500,000		807,955,733
Accumulated depreciation	(14,855,188)	—		(14,855,188)

	712,600,545	80,500,000		793,100,545
Construction in Process	1,740,139	—		1,740,139

Real estate facilities, net	714,340,684	80,500,000		794,840,684
Cash and cash equivalents	14,993,869	(9,801,425	) b	5,192,444
Restricted cash	3,040,936	439,124	b	3,480,060
Other assets	5,533,182	79,009	c	5,612,191
Debt issuance costs, net of accumulated amortization	1,550,410	—		1,550,410
Intangible assets, net of accumulated amortization	13,094,530	4,100,000	a	17,194,530

Total assets	$752,553,611	$75,316,708		$827,870,319

LIABILITIES AND EQUITY
Debt, net	$320,820,740	$68,360,237	d	$389,180,977
Accounts payable and accrued liabilities	4,601,422	2,081,017	e	6,682,439
Due to affiliates	3,178,235	—		3,178,235
Distributions payable	2,608,609	—		2,608,609

Total liabilities	331,209,006	70,441,254		401,650,260

Commitments and contingencies
Redeemable common stock	10,711,682	—		10,711,682

Equity:
Strategic Storage Trust II, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2016	—	—		—
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 47,174,543 shares issued and outstanding at December 31, 2016	47,174	—		47,174
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 6,585,799 shares issued and outstanding at December 31, 2016	6,586	—		6,586
Additional paid-in capital	480,692,731	—		480,692,731
Distributions	(27,665,337)	—		(27,665,337)
Accumulated deficit	(43,777,711)	—		(43,777,711)
Accumulated other comprehensive income	1,377,950	—		1,377,950

Total Strategic Storage Trust II, Inc. equity	410,681,393	—		410,681,393

Noncontrolling interest in Operating Partnership	(48,470)	4,875,454	f	4,826,984

Total equity	410,632,923	4,875,454		415,508,377

Total liabilities and equity	$752,553,611	$75,316,708		$827,870,319

See accompanying notes

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Strategic Storage Trust II, Inc. Historical Note (1)	Other 2016 Acquisitions Note (2)	Florida and Maryland Portfolio Historical Note (2)	11 Property Portfolio Historical Note (2)	Toronto Portfolio Historical Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Trust II, Inc. Pro Forma
Revenues:
Self storage rental revenue	$45,169,831	$4,817,667	$6,731,282	$6,608,691	$5,026,149	$—		$68,353,620
Ancillary operating revenue	261,315	332,791	462,916	362,861	249,259	(491)		1,668,651

Total revenues	45,431,146	5,150,458	7,194,198	6,971,552	5,275,408	(491)		70,022,271

Operating expenses:
Property operating expenses	15,976,950	1,780,816	2,219,937	2,422,781	2,067,129	688,428	g	25,156,041
Property operating expenses - affiliates	5,723,708	—	—	—	—	3,454,235	h	9,177,943
General and administrative	2,860,653	—	—	—	—	—		2,860,653
Depreciation	11,213,663	—	—	—	—	7,727,026	i	18,940,689
Intangible amortization expense	10,864,617	—	—	—	—	7,976,769	i	18,841,386
Acquisition expenses - affiliates	10,729,535	—	—	—	—	(10,729,535	) j	—
Other property acquisition expenses	2,972,523	—	—	—	—	(2,866,809	) j	105,714

Total operating expenses	60,341,649	1,780,816	2,219,937	2,422,781	2,067,129	6,250,114		75,082,426

Operating income (loss)	(14,910,503)	3,369,642	4,974,261	4,548,771	3,208,279	(6,250,605)		(5,060,155)
Other income (expense):
Interest expense	(7,445,230)	—	—	—	—	(7,546,154	) k	(14,991,384)
Interest expense—accretion of fair market value of secured debt	386,848	—	—	—	—	165,308	k	552,156
Interest expense—debt issuance costs	(3,848,286)	—	—	—	—	(55,963	) l	(3,904,249)
Other	(286,438)	—	—	—	—	—		(286,438)

Net income (loss)	(26,103,609)	3,369,642	4,974,261	4,548,771	3,208,279	(13,687,414)		(23,690,070)
Net loss attributable to the noncontrolling interests in our Operating Partnership	13,224	—	—	—	—	279,212	m	292,436

Net income (loss) attributable to Strategic Storage Trust II, Inc. common stockholders	$(26,090,385)	$3,369,642	$4,974,261	$4,548,771	$3,208,279	$(13,408,202)		$(23,397,634)

See accompanying notes

STRATEGIC STORAGE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended December 31, 2016 (unaudited)

Note 1. Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2016 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 were derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for year ended December 31, 2016.

Note 2. Acquisitions

2016 Acquisitions & Related Financing

Boynton Beach Property

On January 7, 2016, we closed on one self storage facility located in Boynton Beach, Florida (the “Boynton Beach Property”). The purchase price for the Boynton Beach Property was approximately $17.9 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Lancaster Property

On January 11, 2016, we closed on one self storage facility located in Lancaster, California (the “Lancaster II Property”). The purchase price for the Lancaster II Property was approximately $4.7 million, plus closing costs and acquisition fees. We financed the acquisition of the Lancaster II Property with net proceeds from our offering.

Toronto Three Portfolio

On February 11, 2016, we closed on three self storage facilities located in the Burlington, Milton and Oakville areas of Toronto, Canada (the “Toronto Three Portfolio”). The purchase price for the Toronto Three Portfolio was approximately $39.1 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from our offering, assumptions of existing mortgages and a new loan.

In connection with the acquisition of the Toronto Three Portfolio, we, through two special purpose entities formed to acquire and hold two of the properties, assumed two secured loans with Wells Fargo Bank (“Wells Fargo”).

We assumed a loan dated June 10, 2014 with Wells Fargo in the U.S. dollar equivalent principal amount of approximately $6.9 million (the “Burlington Loan”) at closing that is secured by the property located in Burlington (the “Burlington Property”). The Burlington Loan accrues interest at a fixed rate of 5.98% annually on approximately $4.7 million of principal amount and a floating rate equal to the three-month CDOR Rate (as defined in the loan agreement) plus 4.05% annually on approximately $2.2 million of principal amount. The Burlington Loan matures on October 15, 2018.

We also assumed a loan dated October 15, 2013 with Wells Fargo in the U.S. dollar equivalent principal amount of approximately $4.8 million (the “Milton Loan”) at closing that is secured by the property located in Milton (the “Milton Property”). The Milton Loan matures on October 15, 2018 and carries a fixed interest rate of 5.81%.

In connection with the closing of the property located in Oakville (the “Oakville Property”), a special purpose entity formed to acquire and hold the Oakville Property entered into a new loan with the Bank of Montreal (“BMO”) in an amount up to approximately the U.S. dollar equivalent of $10.8 million (the “Oakville Loan”) with respect to which interest accrues at the BMO’s prime rate plus 1.75% per annum. At closing, approximately $7.1 million was outstanding on the Oakville Loan. The balance of approximately $3.7 million is expected to be used in connection with future construction of a retail component at the Oakville Property.

Appleby Portfolio

On February 29, 2016, we closed on two self storage facilities located in the Burlington and Oakville areas of Toronto, Canada (the “Appleby Portfolio”). The purchase price for the Appleby Portfolio was approximately $21.4 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from our offering and new debt.

In connection with the Appleby Portfolio, we, through four property holding special purpose entities, entered into a loan agreement with Fifth Third Bank (the “Fifth Third Loan”). The loan agreement (the “Fifth Third Loan Agreement”) provides for a non-revolving loan in the U.S. dollar equivalent principal amount of $12.4 million (the “Loan Amount”).

The Loan Amount incurs interest at a rate equal to CDOR on such day plus 2.50% per annum. Principal and interest payments must be made monthly. The Fifth Third Loan may be prepaid at any time as long as we provide 30 days prior written notice. The Fifth Third Loan is secured by the Appleby Portfolio properties and matures on February 28, 2021.

Pursuant to the Fifth Third Loan Agreement, we must maintain a debt service coverage ratio of no less than the following: (a) prior to March 31, 2018, 1.25 to 1.00; and (b) thereafter, 1.30 to 1.00. We must also maintain a tangible net worth of at least $50 million. In addition, we executed a guaranty in favor of Fifth Third Bank guaranteeing 20% of the Loan Amount.

Seven Property Portfolio

On April 20, 2016, we purchased seven self storage facilities (the “Seven Property Portfolio”), five of which are located in Ohio and two of which are located in Indiana. We acquired the Seven Property Portfolio from certain subsidiaries of Extra Space for a purchase price of approximately $18.0 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Port St. Lucie Property

On April 29, 2016, we purchased a self storage facility (the “Port St. Lucie Property”), located in Port St. Lucie, Florida. We acquired the Port St. Lucie Property from an unaffiliated third party for a purchase price of approximately $9.3 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Sacramento Property

On May 9, 2016, we purchased a self storage facility (the “Sacramento Property”), located in California. We acquired the Sacramento Property from an unaffiliated third party for a purchase price of approximately $8.2 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Oakland and Concord Properties

On May 18, 2016, we purchased two self storage facilities (the “Oakland and Concord Properties”), located in Oakland and Concord, California. We acquired the Oakland and Concord Properties from an unaffiliated third party for a purchase price of approximately $49.9 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering and an assumption of an existing mortgage.

In connection with the acquisition of the Oakland and Concord Properties on May 18, 2016, we, through two special purpose entities formed to acquire and hold the Oakland and Concord Properties, assumed a loan with USAmeriBank (“USAmeribank”).

We assumed the renewal promissory note dated October 28, 2015 in favor of USAmeriBank in the principal amount of $20 million (the “Oakland Loan”) that is secured by the Oakland and Concord Properties. The Oakland Loan accrues interest at a rate equal to the 30-day LIBOR Rate (as defined in the promissory note) plus 2.0% per annum. The Oakland Loan matures on April 10, 2023. In connection with the Oakland Loan, we also assumed an interest rate swap with USAmeriBank that fixes the interest rate at 3.95% and that will expire on April 10, 2023.

Florida and Maryland Property Portfolio

On June 1, 2016, we closed on the first phase of a 27 property portfolio consisting of 11 self storage facilities in Florida and Maryland (the “Florida and Maryland Property Portfolio”). The purchase price for the Florida and Maryland Property Portfolio was approximately $275 million, plus closing costs and acquisition fees, which we funded with a combination of proceeds from our offering, a drawdown on the Amended Key Bank Credit Facility, the Key Bank Property Loan and the Key Bank Subordinate Loan.

Amended KeyBank Credit Facility

On December 22, 2015, we, through our Operating Partnership, and certain affiliated entities, entered into an amended and restated revolving credit facility (the “Amended KeyBank Credit Facility”) with KeyBank. The Amended KeyBank Credit Facility replaced our term credit facility with KeyBank in which we had a maximum borrowing capacity of approximately $71.3 million. Under the terms of the Amended KeyBank Credit Facility, we have a maximum borrowing capacity of $145 million. To finance the purchase of the Florida and Maryland Property Portfolio, we borrowed $100 million under the Amended KeyBank Facility. As of December 31, 2016, the outstanding balance on the Amended KeyBank Credit Facility was approximately $12.3 million.

The KeyBank Property Loan

On June 1, 2016, we, through certain affiliated entities (collectively, the “Borrower”) entered into a credit agreement (the “Property Loan Agreement”) for a secured loan in the amount of $105 million (the “KeyBank Property Loan”) with KeyBank. The Borrower borrowed $105 million in connection with the purchase of the properties in the Florida and Maryland Portfolio. The KeyBank Property Loan is a term loan facility with an original maturity date of December 31, 2016. On December 29, 2016, we entered into a First Amendment to the Credit Agreement (the “First Amendment to the KeyBank Property Loan”) in connection with the KeyBank Property Loan. Prior to the First Amendment to the KeyBank Property Loan, one of the properties held as collateral was removed and added to the Amended KeyBank Credit Facility and the KeyBank Property Loan was reduced to approximately $92.8 million. The First Amendment to the KeyBank Property Loan extended the maturity date of the loan (the “Amended KeyBank Property Loan”) from December 31, 2016 to March 31, 2017. Payments due pursuant to the Amended KeyBank Property Loan are interest-only due on the first day of each month. As of December 31, 2016, the amounts drawn were in the form of a Eurodollar Loan under the Property Loan Agreement which bears interest at approximately 2.87%.

The KeyBank Subordinate Loan

On June 1, 2016, in conjunction with the acquisition of the Florida and Maryland Property Portfolio, we entered into a credit agreement (the “Subordinate Loan Agreement”) in which we borrowed $30 million (the “KeyBank Subordinate Loan”) with KeyBank. The KeyBank Subordinate Loan is a term loan facility with an original maturity date of December 31, 2016. During the third and fourth quarters of 2016, we made payments totaling $20 million on the KeyBank Subordinate Loan, reducing the loan amount to $10 million as of December 29, 2016. On December 29, 2016, we entered into a First Amendment to the Subordinate Loan Agreement (the “First Amendment to the Subordinate Loan”), which extended the maturity date of the Subordinate Loan Agreement (subsequently, the “Amended KeyBank Subordinate Loan”) from December 31, 2016 to March 31, 2017. Payments due pursuant to the Amended KeyBank Subordinate Loan are interest-only due on the first day of each month. As of December 31, 2016, the amounts drawn were in the form of a Eurodollar Loan under the KeyBank Subordinate Loan which bears interest at approximately 6.25%.

Sonoma Property

On June 14, 2016, we purchased a self storage facility (the “Sonoma Property”), located in Sonoma, California. We acquired the Sonoma Property from an unaffiliated third party for a purchase price of approximately $7.4 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

KeyBank CMBS Loan

On July 28, 2016, we, through 29 special purpose entities (collectively, the “Borrowers”) wholly owned by our operating partnership, entered into a loan agreement (the “Loan Agreement”) with KeyBank in which the Borrowers borrowed $95 million. Pursuant to the Loan Agreement, the collateral under the Loan consists of the Borrowers’ respective fee interests in 29 self storage properties (the “Mortgaged Properties”). The proceeds of the Loan were primarily used to pay down our existing Amended KeyBank Credit Facility. In connection with paying down the Amended KeyBank Credit Facility, the Mortgaged Properties were released as collateral under the Amended KeyBank Credit Facility.

The Loan has an initial term of ten years, maturing on August 1, 2026. Monthly payments due under the Promissory Notes are interest-only for the first five years and payments reflecting a 30-year amortization schedule begin thereafter. The Promissory Notes bear interest at 3.89%.

Las Vegas I Property

On July 28, 2016, we purchased a self storage facility (the “Las Vegas I Property”), located in Las Vegas, Nevada. We acquired the Las Vegas I Property from an unaffiliated third party for a purchase price of approximately $13.9 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Las Vegas II Property

On September 23, 2016, we purchased a self storage facility (the “Las Vegas II Property”), located in Las Vegas, Nevada. We acquired the Las Vegas II Property from an unaffiliated third party for a purchase price of approximately $14.2 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Las Vegas III Property

On September 27, 2016, we purchased a self storage facility (the “Las Vegas III Property”), located in Las Vegas, Nevada. We acquired the Las Vegas III Property from an unaffiliated third party for a purchase price of approximately $9.3 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

11 Property Portfolio

On December 30, 2016, we closed on the remaining 11 self storage facilities in North Carolina and four parcels of land adjacent to facilities in North Carolina representing the second and final phase of the acquisition of the 27 property portfolio (the “11 Property Portfolio”). The purchase price of the 11 Property Portfolio was approximately $92.8 million, plus closing costs and acquisition fees, which was funded with a combination of proceeds from our offering and the assumption of the North Carolina Loan, as described below. In addition to the 11 self storage facilities listed above, the 11 Property Portfolio included four parcels of land in Asheville, North Carolina that are adjacent to facilities in that area with an aggregate purchase price of approximately $0.65 million. We determined that two of the parcels were independent of their respective adjacent self storage facility’s operations, and could feasibly be considered separate parcels. In connection with the acquisition of the 11 Property Portfolio, we, through two special purchase entities formed to acquire and hold the properties acquired in the 11 Property Portfolio, assumed a loan with Wells Fargo Bank, National Association, as trustee, on behalf of the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC24, which has a principal amount of approximately $47.2 million (the “North Carolina Loan”).

The interest rate on the North Carolina Loan is 5.31% and matures in August 2024. The monthly payment on the North Carolina Loan is interest only through August 2019 and is secured by deeds of trust on our interest in the 11 self storage facilities acquired in the 11 Property Portfolio.

2017 Acquisitions & Related Financing

Toronto Portfolio

On February 1, 2017, we entered into a definitive Agreement and Plan of Merger (the “Toronto Merger Agreement”) pursuant to which SST II Toronto Acquisition, LLC (“Toronto Merger Sub”), a wholly owned and newly formed subsidiary of our Operating Partnership, merged (the “Toronto Merger”) with and into Strategic Storage Toronto Properties REIT, Inc. (“SS Toronto”), with SS Toronto surviving the Toronto Merger and becoming a wholly owned subsidiary of our Operating Partnership. In connection with the Toronto Merger, we acquired five self storage properties located in the Greater Toronto Areas of North York, Mississauga, Brampton, Pickering and Scarborough. Each property is operated under the “SmartStop” brand.

At the effective time of the Toronto Merger (the “Toronto Merger Effective Time”), each share of common stock, $0.001 par value per share, of SS Toronto issued and outstanding immediately prior to the Toronto Merger Effective Time was automatically converted into the right to receive $11.0651 USD in cash and 0.7311 Class A Units of our Operating Partnership (the “Toronto Merger Consideration”). We paid an aggregate of approximately $7.3 million USD in cash consideration and issued an aggregate of approximately 483,197 Class A Units of our Operating Partnership (the “Equity Consideration”) to the common stockholders of SS Toronto, consisting of Strategic 1031, LLC, a subsidiary of SmartStop Asset Management, LLC, our Sponsor, and SS Toronto REIT Advisors, Inc., an affiliate of our Sponsor.

In connection with the Toronto Merger, we entered into guarantees, dated as of February 1, 2017, under which we agreed to guarantee certain obligations of SS Toronto in an aggregate amount up to $52.5 million CAD (the “SS Toronto Loans”), with approximately $50.1 million CAD outstanding as of February 1, 2017. The SS Toronto Loans consist of (i) a term loan in the amount of $34.8 million CAD pursuant to a promissory note executed by SS Toronto in favor of Bank of Montreal on June 3, 2016, and (ii) mortgage financings in the aggregate amount of up to $17.7 million CAD pursuant to two promissory notes executed by subsidiaries of SS Toronto in favor of DUCA Financial Services Credit Union Ltd. on June 3, 2016. In addition, on February 1, 2017, we paid approximately $33.1 million USD to an affiliate of Extra Space Storage, Inc. as repayment of outstanding debt and accrued interest owed by SS Toronto.

Note 3. Unaudited Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangible assets acquired in the Toronto Portfolio based on their estimated fair values as of the date of acquisition. The purchase price allocations are preliminary and subject to change.

(b)	Represents cash used to purchase the Toronto Portfolio as well as the funds held in an escrow account for property tax and insurance related to the properties encumbered by the SS Toronto Loans assumed.

(c)	Represents other assets assumed in the Toronto Merger, including prepaid balances and deposits.

(d)	Reflects approximately $38.4 million from the SS Toronto Loans that were assumed, as well as a net $30 million draw on the Amended KeyBank Revolver that was used to finance the Toronto Merger.

(e)	Represents accrued liabilities assumed in the Toronto Merger.

(f)	Represents the aggregate issuance of Class A Units in our Operating Partnership to the common stockholders of SS Toronto.

Note 4. Statements of Operations – Pro Forma Adjustments

Acquisitions requiring financial statements in accordance with Rule 3-14 and Article 11 of Regulation S-X have been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2016. All other acquisitions are combined in the Other 2016 Acquisitions column.

(g)	Represents adjusting property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner as a result of the corresponding change in the property’s assessed value.

(h)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager is paid a monthly fee generally equal to the greater of 6% of gross revenues or $2,500. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.625% of average invested assets, as defined in the advisory agreement.

(i)	Reflects the additional depreciation and amortization expense resulting from the acquisition of the Pro Forma Properties as if they were completed on January 1, 2016. Such depreciation and amortization expense was based on purchase price allocation of approximately $269 million to land, approximately $39 million to site improvements, approximately $490 million to building, and approximately $33 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30-35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over its estimated benefit period.

(j)	Historical property acquisition expenses directly attributable to the Pro Forma Properties has been excluded from the pro forma consolidated statement of operations for the year ended December 31, 2016. The costs that remain in the Unaudited Pro Forma Consolidated Statement of Operations relate to dead deal costs and acquisitions that had not yet closed as of December 31, 2016.

(k)	Adjustment reflects additional interest expense and accretion of the fair market value of debt from the following debt instruments as if they had been outstanding for the entire year ended December 31, 2016.

•	$7.1 million Burlington fixed and variable loans;

•	$5.0 million Milton fixed rate loan;

•	$7.5 million Oakville I loan;

•	$12.2 million Burlington II and Oakville II variable rate loan;

•	$20 million Oakland and Concord fixed rate loan;

•	$47.2 million North Carolina Loan;

•	$92.8 million Amended KeyBank Property Loan;

•	$10 million KeyBank Subordinate Loan;

•	$95 million KeyBank CMBS Loan;

•	$42.3 million Amended KeyBank Credit Facility;

•	$11.1 million Dufferin property loan;

•	$9.4 million Mavis property loan;

•	$6.1 million Brewster property loan;

•	$6.8 million Granite property loan; and

•	$4.9 million Centennial property loan.

(l)	Represents the amortization of debt issuance costs from the loans used to finance the debt noted above.

(m)	Noncontrolling interest is adjusted based on the additional pro forma losses and shares outstanding, including the additional 483,197 operating partnership units issued through the Toronto Merger.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: April 19, 2017	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)